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                                                                   Exhibit 10.13

Schedule to Employment Agreement between Huttig and certain of its executive officers.

Executive                   Position of Executive                   Base Salary


Gregory D. Lambert          Vice President, Administration, Chief   $200,000
                            Financial Officer and Secretary

George M. Dickens, Jr.      Regional Vice President                  180,000

Daniel Geller               Regional Vice President                  135,000

Carl A. Liliequist          Regional Vice President                  147,500

Paul Lyle                   Regional Vice President                  150,000

Stokes R. Ritchie           Regional Vice President                  140,000